Exhibit 10.3

OWENS & MINOR, INC.

BOARD OF DIRECTORS

UNANIMOUS CONSENT

IN LIEU OF A MEETING

December 31, 2004

APPROVAL OF AMENDMENT TO EXECUTIVE DEFERRED COMPENSATION TRUST

WHEREAS, the Company established the Owens & Minor, Inc. Executive Deferred Compensation Trust (the “Trust”) to hold contributions associated with the Company’s obligations under the Owens & Minor, Inc. Executive Deferred Compensation Plan; and

WHEREAS, the Company also maintains the Owens & Minor, Inc. Supplemental Executive Retirement Plan (“SERP”); and

WHEREAS, the Company desires to amend and restate the Trust so that it also can hold contributions associated with the Company’s obligations under the SERP; and

WHEREAS, the Company has reserved the right to amend the Trust; and

WHEREAS, the Compensation & Benefits Committee recommends that the amendments specified should be adopted; and

WHEREAS, upon recommendation of the Compensation & Benefits Committee the Board of Directors hereby approves the amendment specified as presented.

NOW THEREFORE BE IT RESOLVED, that the Trust is hereby amended and restated (and renamed the Owens & Minor, Inc. Deferred Compensation Trust) in the form as presented.

RESOLVED, that the appropriate officers of the Company are hereby authorized and directed to take such actions and to execute such documents as may be necessary or desirable to implement the foregoing resolution, all without the necessity of further action by this Board.